EXHIBIT 10.01

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of March 22, 2002, effective as of March 1, 2002, by and between KANA SOFTWARE, INC. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated July 10, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated December 28, 2001, pursuant to which, among other things, the original principal amount of the Committed Revolving Line decreased to Three Million Dollars ($3,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in the Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

  Section 2.1.1 entitled "Revolving Advances" is amended in part to provide that Bank will make Advances not exceeding the Committed Revolving Line minus (i) the Cash Management Services Sublimit and (ii) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).

  Section 2.1.2 entitled "Letters of Credit" is hereby amended in part to provide that Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $4,000,000.

  Sub-section (a) of Section 2.3 entitled "Interest Rate, Payments" is amended in part to provide that, effective as of the date herein, Advances accrue interest on the outstanding principal balance at a per annum rate equal to 0.25 of one percentage point above the Prime Rate.

  Section 6.2 entitled "Financial Statements, Reports, Certificates" is amended in its entirety to read as follows:

    Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

    Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

    Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted at such times as an Event of Default has occurred and is continuing.

  The following is hereby incorporated into the Loan Agreement to read as follows:

  6.10 Minimum Unrestricted Cash.

  Borrower shall maintain at least $6,000,000 in unrestricted cash and cash equivalents with or through Bank at all times. If Borrower fails to comply with the Minimum Unrestricted Cash covenant, Borrower shall maintain a certificate of deposit (the "CD") to be held on account with Bank in a minimum principal amount equivalent to 115% of the aggregate outstanding Credit Extensions at such time as Borrower fails to meet the Minimum Unrestricted Cash covenant set forth herein. Notwithstanding the foregoing, provided Borrower maintains such CD with Bank of at least 115% of the outstanding Credit Extensions, it shall not be deemed an Event of Default with respect to a violation of the Minimum Unrestricted Cash Covenant, however, it shall not be construed in any way as to cure Borrower's violation of any other Event of Default under the Loan Agreement or Bank's agreement to (i) waive any other Event of Default under the Loan Agreement; or (ii) forbear from exercising its rights and remedies if an Event of Default occurs, exists or continues under the Loan Agreement in any other respect (other than the Existing Defaults, as defined herein).

  The following is hereby incorporated into the Loan Agreement to read as follows

  Section 6.11 Minimum Unrestricted Cash on Balance Sheet.

  Borrower shall maintain at least $20,000,000 in unrestricted cash on its balance sheet at all times.

  The following defined terms under Section 13.1 entitled "Definitions" are hereby amended and or deleted as follows:

  "Borrowing Base" is hereby deleted in its entirety.

  "Committed Revolving Line" is an Advance of up to $4,000,000.

  "Eligible Accounts" and all references thereto are hereby deleted.

  "Revolving Maturity Date" is February 28, 2003.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Thirty Thousand Dollars ($30,000) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: KANA SOFTWARE, INC. By:_____________________________ Name: ______________________ Title:______________________	BANK: SILICON VALLEY BANK By:_____________________________ Name: ______________________ Title:______________________

COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK
      3003 Tasman Drive
      Santa Clara, CA 95054

FROM:    KANA SOFTWARE, INC.

The undersigned authorized officer of Kana Software, Inc. ("Borrower") certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Interim financial statements + CC	Monthly within 30	Yes No
Annual (Audited)	FYE within 120 days	Yes No

Financial Covenant	Required	Actual	Complies
Maintained at all times: Minimum Unrestricted Cash Minimum Unrestricted Cash on Balance Sheet	$6,000,000 $20,000,000	$ ______ $ ______	Yes No Yes No

Have there been updates to Borrower's intellectual property, if appropriate?                    Yes    No

Borrower only has deposit accounts located at the following institutions:_____________________
_____________________________.

Comments Regarding Exceptions: See Attached.

Sincerely,

KANA SOFTWARE, INC.

______________________________
Signature

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